SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                November 28, 2005



                             PHASE III MEDICAL, INC.
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



                  0-10909                        22-2343568
           Commission File Number               IRS Employer
                                              Identification No.



      330 SOUTH SERVICE ROAD, SUITE 120, MELVILLE, NEW YORK       11747
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               (Address of principal executive offices)        (Zip Code)


                                  631-574-4955
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                          Registrant's Telephone Number


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A

Item 3.02.        Unregistered Sale of Equity Securities.

On November 28, 2005, the Company entered into a subscription agreement pursuant to which the Company sold to an investor 6,250,000 shares of unregistered Common Stock in exchange for $500,000.

Effective as of November 30, 2005, the Company effected the exchange (the "Exchange") of an aggregate of $300,000 in outstanding indebtedness of the Company represented by certain promissory notes (the "Notes") for an aggregate of 5,100,000 shares of restricted Common Stock of the Company. The rate at which the Notes were exchanged for shares of Common Stock was 17,000 shares of Common Stock for every $1,000 of indebtedness represented by the Notes. Of the Notes, an aggregate of $160,000 was held by certain officers and directors of the Company and exchanged into 2,720,000 shares of Common Stock.

The offer and sale by the Company of the securities described in paragraph one above were made in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), for transactions by an issuer not involving a public offering and the offer and sale by the Company of the securities described in paragraph two above were made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act for exchange offers. The offer and sale of such securities were made without general solicitation or advertising and no commissions were paid.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PHASE III MEDICAL, INC.



                                             By: /s/ Mark Weinreb
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                                                     Mark Weinreb
                                                     President and CEO



Dated: December 2, 2005


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